Exhibit 99.42 Roma, 2 de abril de 2007

COMISIÓN NACIONAL DEL MERCADO DE VALORES
Dirección de Mercados Primarios
Paseo de la Castellana, 19
28046 Madrid

Muy señores nuestros:	Dear Sirs,

En cumplimiento de lo dispuesto en el	In compliance with article 82 of Act
Artículo 82 de la Ley 24/1988, de 28 de	24/1988, of July 28th, on the Securities
julio, de Mercado de Valores, ENEL S.p.A.	Market, ENEL S.p.A. hereby reports the
comunica el siguiente:	following:

HECHO RELEVANTE	RELEVANT INFORMATION

Las iniciativas adoptadas por E.On, de un	The actions adopted by E.On, Acciona and
lado, y Acciona y Enel, del otro, para	Enel to promote and defend their
promover y defender sus respectivos	respective management projects for
proyectos de gestión en Endesa han	Endesa have led to a business and legal
desembocado en un estado de	confrontation, which threatened to
confrontación empresarial y judicial que	become permanent, to the detriment of
amenazaba con hacerse permanente en	Endesa, its shareholders and the parties.
detrimento de Endesa, de sus accionistas y
de las partes.

Para remediar esta situación y despejar la	In order to bring that situation to an end
incertidumbre e inestabilidad que podrían	and to dissipate the uncertainties and
comprometer el desarrollo futuro de	unsteadiness that could compromise
Endesa y afectar al éxito de sus	Endesa´s future development and
operaciones y de su desarrollo financiero	adversely affect the success of its
si se prolongaran indefinidamente, E.On,	operations and financial performance of
Acciona y Enel han decidido de común	Endesa if continued into the indefinite
acuerdo en el día de hoy poner fin a sus	future, E.On, Acciona and Enel have
diferencias mediante la celebración del	decided today to jointly resolve and settle
acuerdo que se adjunta (el “Acuerdo”),	their conflicts by entering into the
cuyos términos más relevantes se resumen	attached agreement (the “Agreement”),
a continuación (se adjunta una versión en	the main terms of which are summarized
castellano del Acuerdo a efectos	below (a Spanish version of the
meramente informativos).	Agreement prepared for informational
purposes is enclosed).

1. Compromisos de E.On respecto de su	1. E.On´s undertakings as to its tender
OPA	offer

E.On se ha comprometido (i) a no	E.On has undertaken (i) not to waive the

renunciar a la condición a la que está	existing condition precedent of its current
sujeta su OPA en curso, y a dejar dicha	tender offer, and accordingly E.On will
oferta sin efecto si las aceptaciones	not acquire any shares tendered if less
recibidas no alcanzan la mayoría del	than a majority of the outstanding share
capital social de Endesa; y (ii) a no	capital of Endesa is tendered in the offer;
adquirir acciones de Endesa ni realizar	and (ii) unless E.On’s tender offer is
otro tipo de operaciones sobre las acciones	successful, not to acquire, nor to enter into
de Endesa durante los próximos cuatro	other kind of transactions in respect of,
años, salvo que la OPA de E.On tenga	shares in Endesa for the next four years.
éxito.

2. Adquisición por E.On de activos de	2. Acquisition by E.On of assets of
Endesa	Endesa

Enel y Acciona se han comprometido a	Enel and Acciona have undertaken to
someter a la consideración de los órganos	submit to the consideration of the
sociales de Endesa y, específicamente, de	corporate bodies of Endesa (and
su Junta General, y a apoyar en ellos, la	specifically, of its shareholders´ meeting),
venta a E.On de los siguientes activos:	and to support within those bodies, the
sale to E.On of the following assets:

(i) Los activos de Endesa Europa, S.L.U.	(i) the assets onwed by Endesa Europa,
en Francia, Italia, Polonia y Turquía; y	S.L. in France, Italy, Poland and
Turkey; and

(ii) ciertos activos adicionales radicados	(ii) certain additional assets located in
en España consistentes en (a) derechos	Spain consisting of (a) drawing rights
por 10 años sobre una capacidad de	over 450 MW of nuclear-generated
450 MW de energía eléctrica de origen	electricity under a 10-year energy
nuclear en base a un contrato de	supply agreement; and (b) three
suministro de energía y (b) tres	power	plants with an installed
centrales térmicas con una potencia	capacity of approximately 1475 MW
instalada conjunta de	in aggregate.
aproximadamente 1475 MW.

El precio de la compraventa será el valor	The price of the sale and purchase of these
de mercado de los activos a transferir,	assets will be equal to the fair market
cuya determinación se basará en la	value of these assets, which will be based
valoración de varios bancos de inversión	on the valuation made by several
de reconocido prestigio internacional.	investment banks of internationally
recognized standing.

3. Adquisición por E.On de activos de	3. Acquisition by E.On of assets of Enel
Enel

Enel ha asumido, por su parte, el	For its part, Enel has agreed to sell to E.On
compromiso de vender a E.On su	its stake in Enel Viesgo Generación, S.L.,
participación en Enel Viesgo Generación,	Enel Viesgo Servicios, S.L., and Electra de
S.L., Enel Viesgo Servicios, S.L., y Electra

de Viesgo Distribución, S.L.	Viesgo Distribución, S.L.

Acciona y Enel han acordado hoy	Acciona and Enel have agreed today to
modificar el Acuerdo sobre Acciones de	amend the Cooperation Agreement
Endesa suscrito y comunicado al mercado	executed and disclosed to the market on
el pasado 26 de marzo de 2007 para dejar	March 26, 2007 to eliminate the clause that
sin efecto la estipulación que preveía la	provided for the integration of Viesgo’s
integración de los activos de Viesgo en	assets into Endesa (a copy of such
Endesa (se adjunta copia del referido	agreement and its translation into Spanish
acuerdo y de su traducción al castellano).	are enclosed hereto).

El precio de la compraventa será el valor	The price of the sale and purchase of these
de mercado de los activos a transferir,	assets will be equal to the fair market
cuya determinación se basará en la	value of these assets, which will be based
valoración de varios bancos de inversión	on the valuation made by several
de reconocido prestigio internacional.	investment banks of internationally
recognized standing.

4. Condiciones suspensivas	4. Conditions precedent

Los compromisos de venta previstos en	The sale undertakings set forth in sections
los apartados 2 y 3 anteriores están sujetos	2 and 3 above are subject to the
al cumplimiento o renuncia de las	satisfaction or waiver the following
siguientes condiciones suspensivas: (1)	conditions precedent: (1) that Acciona and
que Acciona y Enel hayan adquirido el	Enel have acquired effective control over
control efectivo sobre Endesa y (2) que las	Endesa and (2) that the parties have
partes hayan obtenido las autorizaciones	obtained relevant regulatory
administrativas pertinentes.	authorizations.

5. Acuerdos sobre acciones legales	5. Agreements on legal claims

Acciona y Enel, de un lado, y E.On, de	Acciona and Enel, on the one hand, and
otro han acordado desistir de todas las	E.On, on the other, have agreed to release
acciones legales que pudiesen haber	and waive any claims (and to terminate all
iniciado respecto de sus respectivas	litigation) they may have against each
inversiones en Endesa y en general	other relating to Endesa securities and
renunciar a cualquier reclamación futura	related matters.
relativa a tales inversiones.

6. OPA de Acciona y Enel	6. Tender Offer by Acciona and Enel

El Acuerdo reitera, también frente a E.On,	The Agreement reaffirms the undertaking
el compromiso asumido por Acciona y	of Acciona and Enel set forth in the
Enel en el Acuerdo sobre Acciones de	Cooperation Agreement executed on
Endesa celebrado el 26 de Marzo de 2007	March 26, 2007 between them, for their
de formular una OPA sobre la totalidad	benefit and for the benefit of E.On, to
del capital de Endesa en los términos y	launch a tender offer for the total share
condiciones establecidos en el Acuerdo	capital of Endesa on the terms and subject
sobre las Acciones de Endesa, a un precio	to the conditions set forth in the

no inferior a € 41, incrementado con los	Cooperation Agreement, at a price per
intereses devengados sobre tal importe	Endesa share not lower than € 41, plus
desde la fecha del Acuerdo sobre las	interest accrued on such amount from the
Acciones de Endesa hasta la fecha de	date of the Cooperation Agreement until
presentación de la OPA a un interés	the date of the filing of the tender offer at
equivalente a EURIBOR a 3 meses, y	an interest rate equal to the three-month
deduciendo cualquier dividendo pagado	Euro Interbank Offered Rate (EURIBOR),
respecto de las acciones de Endesa con	minus any dividends paid on Endesa
posterioridad a la fecha del Acuerdo sobre	shares from and after the date of the
las Acciones de Endesa.	Cooperation Agreement.

7. Intereses en juego	7. Interests at stake

El Acuerdo busca salvaguardar todos los	The Agreement aims at safeguarding all
intereses implicados en una empresa de la	the interests involved in a company with
envergadura y significación de Endesa.	the relevance and magnitude of Endesa.
Las partes entienden que el Acuerdo,	The parties believe that the Agreement
además de satisfacer sus legítimos	will, besides satisfying their legitimate
intereses privados, beneficia:	private interests:

a) el interés de los accionistas	a) benefit the public shareholders,
minoritarios pues el Acuerdo	because the Agreement increases the
contribuye a acelerar y dotar de	speed and certainty with which
certeza a la OPA que lanzará Acciona	Acciona and Enel could launch their
y Enel sobre Endesa a un precio	tender offer for Endesa securities,
superior al ofrecido por E.ON (al	which tender offer will be at a higher
menos, 41 Euros, incrementado con los	price (at least € 41, plus interest
intereses devengados sobre ese	accruing on such amounts until the
importe desde la presentación de la	launch of the tender offer, and
OPA, ajustado por los dividendos	adjusted for any dividends
distribuidos), porque, entre otros	distributed) than the price offered in
motivos, en caso de que E.On	E.On’s tender offer, in part because the
desistiese de su oferta por no tener	six-month moratorium established in
ésta resultado positivo, no será	the CNMV´s resolution issued on
aplicable la moratoria de seis meses	March 23, 2007 will not apply if E.On
establecida por la CNMV en su	withdraws its offer because it has not
acuerdo de 23 de marzo de 2007;	had a positive result.;

b) el interés del mercado eléctrico	b) benefit the Spanish electricity market
español y los consumidores, ya que las	and customers, because the sales
desinversiones previstas en el	provided for in the Agreement,
Acuerdo mediante la venta de activos	consisting of asset sales to E.On, will
a E.On contribuirán a dinamizarlo y a	contribute to the enhancement of the
incrementar su nivel de competencia	level of workable competition in the
efectiva, al menos, bajo dos	market, at least, from two perspectives:
perspectivas: (a) reforzando la	(a) by strengthening the
competitividad de los operadores	competitiveness of the secondary
secundarios y (b) minorando la cuota	players and (b) by reducing the market
de mercado del primer operador, que	share of the first player, which has

	en ocasiones se ha considerado	sometimes been regarded as
	potencialmente elevada por las	potentially high by antitrust
	autoridades de la competencia, pero	authorities, but without undermining
	sin afectar el estatus de Endesa como	Endesa’s status as a sector leader in
	un líder del sector en España y	Spain and Latin America; and
Latinoamérica; y

c)	el interés de la propia Endesa, toda	c) benefit Endesa, because the Agreement
	vez que el Acuerdo está llamado a	is expected to facilitate the
	facilitar la gestión de la compañía, a	management of Endesa, to guarantee
	garantizar la operatividad de sus	the functioning of its corporate bodies
	órganos sociales (minimizando el	(minimizing the risk of deadlock) and
	riesgo de bloqueo) y a despejar las	to dissipate the uncertainties regarding
	incógnitas sobre el futuro de Endesa	Endesa’s future that obstructed or
	que impedían o dificultaban su	hindered its strategic planning. It
	planificación estratégica. Debe	should also be noted that a significant
	también observarse que buena parte	portion of the sales provided for in the
	de las desinversiones que implica el	Agreement (namely, the sale of Endesa
	presente Acuerdo (señaladamente la	Italia) would nonetheless be otherwise
	venta de Endesa Italia) serían de otra	required on regulatory grounds and in
	forma exigibles y, en todo caso, sin	any event will not adversely impact
	afectar adversamente el negocio actual	the ongoing operations of Endesa.
de Endesa.

	Atentamente,	Yours sincerely,

ENEL S.p.A.
P.p.

/s/Claudio Sartorelli _ Claudio Sartorelli
Secretario del Consejo de Administración de Enel, S.p.A.

Advertencias Legales	Disclaimer

Este comunicado contiene información sobre Acciona,	This communication contains information on Acciona,
S.A. (Acciona), Enel SpA (Enel) y E.ON AG (E.On) con	S.A. (Acciona), Enel S.p.A. (Enel) and E.ON AG (E.On) in
respecto a la titularidad última de acciones de Endesa,	connection with the beneficial ownership of shares in
S.A. (Endesa) y con respecto a un acuerdo (“Acuerdo”)	Endesa, S.A. (Endesa) and in connection with an
celebrado hoy entre Acciona, Enel y E.On, y a las	agreement (the "Agreement") entered into today among
operaciones y asuntos que forman parte del Acuerdo.	Acciona, Enel, and E.On and the transactions and matters
contemplated by the Agreement.
Este comunicado debe leerse junto con el Acuerdo. Una
copia del Acuerdo, en su versión inglesa original, se	This communication should be read together with the
presentará ante la Securities and Exchange Comission (SEC)	Agreement, an original English language copy of which
de los Estados Unidos y su traducción al español se ha	will be filed with the U.S. Securities and Exchange
presentado ante la Comisión Nacional del Mercado de	Commission (SEC) and a Spanish language translation of
Valores (CNMV).	which has been filed with the Spanish Comisión Nacional

del Mercado de Valores (CNMV).
Adicionalmente, los analistas e inversores deben revisar
cuidadosamente los documentos presentados por	Further, analysts and investors should carefully review all
Acciona, Enel y E.On ante la CNMV y con la SEC, porque	of the filings made by Acciona, Enel and E.On with the
dichos documentos contienen información importante	CNMV and with the SEC, because those filings contain
sobre Acciona, Enel y E.On, su titularidad última de	important information about Acciona, Enel and E.On,
acciones de Endesa, el Acuerdo, las transacciones	their beneficial ownership of Endesa shares, the
contempladas en el mismo, y otras materias relacionadas.	Agreement, the transactions contemplated thereby, and
El Acuerdo y toda la información mencionada en este	other related matters. The Agreement and all of the
párrafo están disponibles públicamente en www.cnmv.es	information referred to in this paragraph is publicly
y www.sec.gov y debe considerarse reproducida en este	available at www.cnmv.es and www.sec.gov, and must be
comunicado.	considered incorporated by reference in this
communication.
La ejecución de las operaciones previstas o referidas en el
Acuerdo a las que se refiere este comunicado (incluida la	The implementation of the transactions contemplated or
OPA de E.On en curso por el 100% de las acciones de	referred to by the Agreement and referred to herein,
Endesa, la oferta pública de adquisición conjunta que	(including the pending tender offer by E.On for 100% of
Acciona y Enel han propuesto sobre el 100% de las	the shares of Endesa, the contemplated joint tender offer
acciones de Endesa y la adquisición por parte de E.On de	by Acciona and Enel for 100% of the shares of Endesa, and
ciertos activos propiedad de Endesa y Enel) se encuentra	the acquisitions by E.On of some assets owned by Endesa
sujeta a varias condiciones, autorizaciones, eventualidades	and Enel) is subject to various conditions, authorizations,
y otros requisitos y restricciones derivadas de la	contingencies and other significant requirements and
legislación aplicable y del Acuerdo en sí. Adicionalmente,	constraints deriving from applicable laws and regulations
en la medida en que la legislación aplicable lo permita,	and from the Agreement itself. Further, to the extent
Acciona, Enel y E.On se reservan el derecho de realizar las	permitted under applicable law, Acciona, Enel and E.On
modificaciones, complementos, renuncias o rescisiones	reserve their right to amend, supplement, waive or
del Acuerdo que acuerden en cada momento. Como	rescind any part of the Agreement as they may agree from
resultado de lo anterior, los analistas e inversores no	time to time. As a result of the foregoing, analysts and
deben considerar que este comunicado o el Acuerdo	investors should not rely on this communication or on the
garantiza que las operaciones previstas en dichos	Agreement as an assurance that any or all of the
documentos se efectuarán o implementarán	transactions envisaged in said documents will be
necesariamente. Asimismo, se urge a los analistas e	necessarily completed or implemented. Further, analysts
inversores a que lean el Acuerdo y obtengan asesoría legal	and investors are urged to read the Agreement and to
para comprender adecuadamente los términos,	seek legal advice in order to fully understand the terms,
condiciones, riesgos y eventualidades a las que están	conditions, risks and contingencies to which the
sujetas las operaciones previstas en el Acuerdo.	transactions envisaged in the Agreement are subject.

Este comunicado tiene el propósito de resumir y explicar	This communication has the purpose of summarizing and
ciertas disposiciones claves del Acuerdo a los accionistas	explaining certain key provisions of the Agreement for the
de Acciona, Enel y E.On, a otros inversores de Endesa y al	benefit of the shareholders of Acciona, Enel and E.On,
mercado en general. La preparación y divulgación de esta	other investors in Endesa and the market in general. By
información no tiene por objeto recomendar o sugerir,	preparing and releasing this communication, none of
directa o indirectamente, cualquier estrategia de inversión	Acciona, Enel or E.On intends to recommend or suggest,
en relación relativa a Acciona, Enel, E.On, Endesa, o a	directly or indirectly, any investment strategy in
cualquier otra compañía o a sus valores. Este comunicado	connection with Acciona, Enel, E.On, Endesa or any other
no constituye una oferta ni solicitud de oferta para	company, or with any securities issued by any such
vender, suscribir o comprar algún valor, ni una solicitud	persons. This communication does not constitute an offer
de votos o aprobación en cualquier jurisdicción, ni habrá	to sell or the solicitation of an offer to subscribe for or buy
ninguna venta, emisión o transferencia de los valores a los	any security, nor is it a solicitation of any vote or approval
cuales se refiere este comunicado en contravención a la	in any jurisdiction, nor shall there be any sale, issuance or
legislación aplicable vigente en cualquier jurisdicción.	transfer of the securities referred to in this communication
Sujeto a los términos y condiciones establecidos en el	in any jurisdiction in contravention of applicable law.
Acuerdo y en el acuerdo celebrado entre Acciona y Enel el	Subject to the terms and conditions provided in the
26 de marzo de 2007, Acciona y Enel presentarán un	Agreement and the agreement executed by and between
folleto de oferta pública de adquisición de las acciones de	Acciona and Enel on March 26, 2007, Acciona and Enel
Endesa ante la CNMV y otros supervisores del mercado	shall file with the CNMV and with other applicable
competentes en cuanto lo permitan y/o requieren las	market supervisors and regulators a tender offer
leyes aplicable. Dicho folleto será suministrado a los	document for the shares of Endesa, as soon as it is
accionistas de Endesa conforme a las leyes aplicables en la	permitted and/or required under applicable laws. Such
medida que dichas leyes lo permitan o requieran.	prospectus will be provided to shareholders of Endesa in
accordance with applicable laws to the extent required or
La divulgación, publicación o distribución de este	permitted thereby.
comunicado en ciertas jurisdicciones puede ser restringida
por ley y, por lo tanto, las personas pertenecientes a	The release, publication or distribution of this
dichas jurisdicciones deben informarse y observar estas	communication in certain jurisdictions may be restricted
restricciones.	by law and therefore persons in any such jurisdiction into
which this communication is released, published or

Información Importante y Adicional para Inversores	distributed should inform themselves about and observe
Estadounidenses	such restrictions.

Si Acciona y Enel inician una oferta pública de	Additional Important Information for U.S. Investors
adquisición de acciones en los Estados Unidos, deberán
presentar ante la SEC un folleto de oferta pública de	If Acciona and Enel commence a tender offer in the
adquisición de acciones que incluirá una oferta de	United States, they will file with the SEC a statement that
compra, carta compromiso y documentos relacionados. Se	will include an offer to purchase, a letter of transmittal
enviarán la oferta de compra, carta compromiso y	and related documents. The offer to purchase, letter of
documentos relacionados a los tenedores registrados	transmittal and related documents will also be mailed to
estadounidenses de acciones de Endesa y a los tenedores	U.S. holders of record of Endesa shares and holders of
de American Depositary Shares (ADS) de Endesa	American Depositary Shares (ADSs) representing Endesa
representativos de acciones de Endesa y se pondrán a la	shares, and be made available for distribution to beneficial
disposición de los beneficiarios últimos de las acciones de	owners of Endesa shares and ADSs. The solicitation of
Endesa y los ADSs. Las ofertas para la adquisición de las	offers to buy the Endesa shares and ADSs will only be
acciones de Endesa y los ADSs se hará únicamente de	made pursuant to the offer to purchase, the letter of
acuerdo con la oferta de compra, carta compromiso y	transmittal and related documents. When they are
documentos relacionados. Cuando estén disponibles estos	available, U.S. shareholders should carefully read those
materiales, los inversores estadounidenses deben leerlos	materials (as well as any amendments and supplements to
cuidadosamente (junto con cualquier modificación y	those materials) prior to making any decisions with
complemento de esos materiales) antes de tomar alguna	respect to the tender offer because they will contain
decisión con respecto a la oferta pública de adquisición de	important information, including the various terms of,
acciones porque contendrán información importante,	and conditions to, the tender offer. When they are
incluyendo los términos y condiciones a la oferta pública	available, U.S. shareholders will be able to obtain the offer
de adquisición de acciones. Cuando estén disponibles, los	to purchase, the letter of transmittal and related
inversores estadounidenses podrán obtener la oferta de	documents without charge from the SEC's website at
compra, carta compromiso y documentos relacionados sin	www.sec.gov and will receive information at an
cobro alguno de la página de Internet de la SEC en	appropriate time on how to obtain such materials for free
www.sec.gov y recibirán información en el momento	from Acciona and Enel or their duly designated agent.
oportuno de cómo obtener sin cargo dichos materiales de
Acciona y Enel o de su agente debidamente designado.

Declaraciones a Futuro
Forward-Looking Statements
Este comunicado puede contener estimaciones y
previsiones. Términos como “espera”, “anticipa”,	This communication may contain forward-looking
“pretende”, “planea”, “cree”, “persigue”, o “estima” y	statements. Forward-looking statements may be identified
otras palabras de significado similar ayudan a identificar	by words such as "expects", "anticipates", "intends",
dichas estimaciones y previsiones, y declaraciones sobre	"plans", "believes", "seeks", "estimates", "will" or words of
las expectativas de negocio de Acciona, Enel, E.On o	similar meaning and include, but are not limited to,
Endesa como consecuencia de las operaciones propuestas.	statements about the expected future business of Acciona,
Dichas estimaciones y previsiones se basan únicamente en	Enel, E.On or Endesa resulting from and following the
las expectativas actuales del equipo directivo de Enel y	proposed transaction. These statements are based on the
están sujetas a incertidumbres y otros factores que	current expectations of Enel’s management, and are
podrían dar lugar a diferencias importantes entre las	inherently subject to uncertainties and changes in
referidas estimaciones y los resultados. Entre estos	circumstances. Among the factors that could cause actual
factores se encuentran la satisfacción de la condiciones de	results to differ materially from those described in the
la operaciones propuestas y los cambios del entorno	forward-looking statements are factors relating to
político, económico, regulatorio o de mercado a los que	satisfaction of the conditions to the proposed transaction,
Acciona, Enel, E.On y Endesa están sujetos. Enel no se	and changes in global, political, economic, regulatory and
compromete en modo alguno a actualizar las referidas	market forces to which Acciona, Enel, E.On and Endesa
estimaciones y previsiones, ni a ajustar las mismas a	are subject. Enel does not undertake any obligation to
futuros acontecimientos o evoluciones.	update the forward-looking statements to reflect actual
results, or any change in events, conditions, assumptions
or other factors.

ANEXO 1: ACUERDO ENTRE	ANNEX 1: AGREEMENT BETWEEN
ACCIONA, ENEL Y E.ON SUSCRITO	ACCIONA, ENEL AND E.ON DATED
EL 2 DE ABRIL DE 2007	APRIL 2, 2007

ANEXO 2: TRADUCCIÓN AL	ANNEX 2: TRANSLATION INTO
CASTELLANO DEL ACUERDO ENTRE	SPANISH OF THE AGREEMENT
ACCIONA, ENEL Y E.ON SUSCRITO	BETWEEN ACCIONA, ENEL AND
EL 2 DE ABRIL DE 2007	E.ON DATED APRIL 2, 2007

ANEXO 3: ACUERDO ENTRE	ANNEX 3: AGREEMENT BETWEEN
ACCIONA Y ENEL, SUSCRITO EL 2 DE	ACCIONA AND ENEL, DATED APRIL
ABRIL DE 2007, DE MODIFICACIÓN	2, 2007, OF AMENDMENT OF THE
DEL ACUERDO SOBRE ACCIONES DE	COOPERATION AGREMENT
ENDESA SUSCRITO POR ACCIONA Y	BETWEEN ACCIONA AND ENEL
ENEL EL PASADO 26 DE MARZO DE	DATED MARCH 26, 2007
2007

ANEXO 4: TRADUCCIÓN AL INGLÉS	ANNEX 4: TRANSLATION INTO
DEL ACUERDO ENTRE ACCIONA Y	ENGLISH OF THE AGREEMENT
ENEL, SUSCRITO EL 2 DE ABRIL DE	BETWEEN ACCIONA AND ENEL,
2007, DE MODIFICACIÓN DEL	DATED APRIL 2, 2007, OF
ACUERDO SOBRE ACCIONES DE	AMENDMENT OF THE
ENDESA SUSCRITO POR ACCIONA Y	COOPERATION AGREMENT
ENEL EL PASADO 26 DE MARZO DE	BETWEEN ACCIONA AND ENEL
2007	DATED MARCH 26, 2007